                                                                    EXHIBIT 99.2

                        REPORT OF INDEPENDENT ACCOUNTANTS


We have examined management's assertion, included in the accompanying report of management entitled "Report of Management on Compliance with American Express Credit Account Master Trust Pooling and Servicing Agreement" that American Express Travel Related Services Company, Inc. (the "Company" or "TRS") complied with the terms, covenants, provisions, or conditions of Articles III and IV and
Section 8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as amended and restated as of June 30, 2004 and September 21, 2004, and as supplemented by the Series' 2000-1, 2000-2, 2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5, 2001-6, 2001-7, 2002-1,
2002-2, 2002-3, 2002-4, 2002-5, 2002-6, 2003-1, 2003-2, 2003-3, 2003-4, 2004-1,
2004-2, 2004-3, 2004-4, and 2004-5 Supplements (together the "Agreement") for the period ended December 31, 2004. Management is responsible for TRS' compliance with those requirements. Our responsibility is to express an opinion on management's assertion about TRS' compliance based on our examination.

Our examination was conducted in accordance with attestation standards established by the American Institute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with those requirements and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with specified requirements.

In our opinion, management's assertion that TRS complied with the aforementioned requirements for the period ended December 31, 2004 is fairly stated, in all material respects.


                                                         /s/ Ernst & Young LLP

March 31, 2005

     REPORT OF MANAGEMENT ON COMPLIANCE WITH AMERICAN EXPRESS CREDIT ACCOUNT
                  MASTER TRUST POOLING AND SERVICING AGREEMENT


March 31, 2005


We, as members of management of American Express Travel Related Services Company, Inc., (the "Company"), are responsible for complying with the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004 (included as an exhibit to this filing), as amended and restated as of June 30, 2004 and September 21, 2004, and as supplemented by the Series' 2000-1, 2000-2, 2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5,
2001-6, 2001-7, 2002-1, 2002-2, 2002-3, 2002-4, 2002-5, 2002-6, 2003-1, 2003-2,
2003-3, 2003-4, 2004-1, 2004-2, 2004-3, 2004-4, and 2004-5 Supplements (together the "Agreement"), among the Company, as Servicer, American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III"), and American Express Receivables Financing Corporation IV LLC ("RFC IV") as Transferors, and The Bank of New York ("BONY"), as Trustee on behalf of the Certificateholders of the Trust, insofar as they relate to accounting matters for the year ended December 31, 2004. We also are responsible for establishing and maintaining effective internal control over compliance with the requirements of the terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Agreements, We have performed an evaluation of the Company's compliance with the requirements of terms, covenants, provisions, or conditions of Articles III and IV and Section
8.08 of the Agreements, including those described below, as of December 31, 2004 and for the period then ended. Based on this evaluation, we assert that for the period ended December 31, 2004 the Company complied with the following requirements of terms, covenants, provisions, or conditions of Articles III and IV and Section 8.08 of the Agreements:

o Section 3.01: Acceptance of Appointment and Other Matters Relating to the Servicer

o Section 3.03: Representations, Warranties and Covenants of the Servicer

o Section 3.04: Reports and Records for the Trustee

o Section 3.05: Annual Certificate of Servicer

o Section 3.06: Annual Servicing Report of Independent Public Accountants; Copies of Reports Available

o Section 3.09: Adjustments

o Section 3.10: Recoveries

o Section 3.11: Reports to the Commission

o Section 4.02: Establishment of Collection Account and Special Funding Account

o Section 4.03: Collections and Allocations

o Section 4.04: Shared Principal Collections

o Section 4.05: Allocation of Trust Assets to Series or Groups

o Section 8.08: Examination of Records




                              Very truly yours


                          /s/ Susanne Miller
                          ----------------------------------------------------
                              American Express Travel Related Services Company

REPORT OF INDEPENDENT ACCOUNTANTS



American Express Travel Related Services Company, Inc.
200 Vesey Street
New York, New York 10285

American Express Receivables Financing Corporation II
200 Vesey Street
New York, New York 10285

American Express Receivables Financing Corporation III LLC
4315 South 2700 West
Salt Lake City, Utah 84184

American Express Receivables Financing Corporation IV LLC
4315 South 2700 West
Salt Lake City, Utah 84184

         and

The Bank of New York
101 Barclay Street, Floor 12E
New York, New York 10286


We have examined management's assertion that the control policies and procedures maintained by American Express Travel Related Services Company, Inc. ("TRS"), over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust") are effective as of December 31, 2004, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as amended and restated as of June 30, 2004 and September 21, 2004, and as supplemented by the Series' 2000-1, 2000-2, 2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3,
2001-4, 2001-5, 2001-6, 2001-7, 2002-1, 2002-2, 2002-3, 2002-4, 2002-5, 2002-6,
2003-1, 2003-2, 2003-3, 2003-4, 2004-1, 2004-2, 2004-3, 2004-4, and 2004-5
Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III"), and American Express Receivables Financing Corporation IV LLC ("RFC IV") as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports. This assertion is included in the accompanying report of management titled, "Report Of Management On American Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the American Express Credit Account Master Trust" (the "Report"). Management is responsible for the control policies and procedures over its functions performed as Servicer of the Trust. Our responsibility is to express an opinion on the effectiveness of internal control policies and procedures based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included obtaining an understanding of the control policies and procedures over the functions performed by TRS as Servicer of the Trust, testing and evaluating the design and operating effectiveness of the internal control policies and procedures, and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion.

Because of inherent limitations in any internal control policy and procedure, misstatements due to errors or fraud may occur and not be detected. Also, projections of any evaluation of the control policies and procedures over the functions performed by TRS as Servicer of the Trust to future periods are subject to the risk that the policies and procedures may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management's assertion that TRS control policies and procedures over the functions performed as Servicer of the Trust that are effective, as of December 31, 2004, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, and that transactions are executed in accordance with management's authorization in conformity with the Agreements between TRS as Servicer, RFC II, RFC III, and RFC IV as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports, is fairly stated, in all material respects, based upon the following criteria specified in management's report:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust is authorized in accordance with the Agreement.

o The removal of Accounts from the Trust is authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.






March 31, 2005

    Report Of Management On American Express Travel Related Services' Control Policies and Procedures over the Functions Performed as Servicer of the
                  American Express Credit Account Master Trust


March 31, 2005


American Express Travel Related Services Company, Inc. ("TRS"), which is a wholly owned subsidiary of American Express Company, is responsible for establishing and maintaining effective control policies and procedures over the functions performed as Servicer of the American Express Credit Account Master Trust (the "Trust"). These control policies and procedures are designed to provide reasonable assurance to TRS' management and board of directors that Trust assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in conformity with the Amended and Restated Master Pooling and Servicing Agreement, dated as of April 16, 2004, as amended as of June 30, 2004 and September 21, 2004, and as supplemented by the Series' 2000-1, 2000-2, 2000-3, 2000-4, 2000-5, 2001-1, 2001-2, 2001-3, 2001-4, 2001-5,
2001-6,  2001-7, 2002-1, 2002-2, 2002-3, 2002-4, 2002-5, 2002-6, 2003-1, 2003-2,
2003-3, 2003-4, 2004-1, 2004-2, 2004-3, 2004-4, and 2004-5 Supplements (together the "Agreement"), among TRS as Servicer, American Express Receivables Financing Corporation II ("RFC II"), American Express Receivables Financing Corporation III LLC ("RFC III"), and American Express Receivables Financing Corporation IV LLC ("RFC IV") as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.

Because of inherent limitations in any control, no matter how well designed, misstatements due to error or fraud may occur and not be detected, including the possibility of the circumvention or overriding of controls. Accordingly, even effective controls can provide only reasonable assurance with respect to the achievement of any objectives of controls. Further, because of changes in conditions, the effectiveness of controls may vary over time.

TRS has identified the following criteria for effective controls:

o Funds collected are appropriately allocated to the Trust in accordance with the Agreement.

o The addition of Accounts to the Trust is authorized in accordance with the Agreement.

o The removal of Accounts from the Trust is authorized in accordance with the Agreement.

o Trust assets amortizing out of the Trust are calculated in accordance with the Agreement.

o Daily records as specified in the Agreement are maintained and are available for inspection by the Trustee upon request.

o Monthly Servicer's Certificates are prepared and contain the required information in accordance with the Agreement.

o Monthly Servicer's Certificates generated pursuant to the Agreement are materially correct and are derived from and reconcile to the computer reports which are the source of such amounts contained in the reports.

o On an annual basis, the Servicer will deliver to the Trustee an Annual Servicer's Certificate.

o The payments to the Trustee are made by the Servicer in accordance with the Agreement.

TRS assessed its control policies and procedures over the functions performed as Servicer of the Trust in relation to these criteria. Based upon this assessment, TRS believes that, as of December 31, 2004, its control policies and procedures over the functions performed as Servicer of the Trust are effective in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition and the transactions are executed in accordance with management's authorization in conformity with the Agreement between the TRS as Servicer, RFC II, RFC III, and RFC IV, as Transferors, and The Bank of New York as Trustee on behalf of the Certificateholders of the Trust, and are recorded properly to permit the preparation of the required financial reports.


             American Express Travel Related Services Company, Inc. by:



Date signed: March 31, 2005             /s/ Susanne Miller
                                        --------------------------
                                        Susanne Miller
                                        Vice President -
                                        VP-Treasury Controller